UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

Avon Products, Inc.

(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

As described in Note 19 to the Consolidated Financial Statements of Avon Products, Inc. (the “Company”) included in the Annual Report on Form 10-K for the year ended December 31, 2009, there were two events subsequent to December 31, 2009 that impacted the Company’s subsidiary in Venezuela. The first event was the designation, effective January 1, 2010, of Venezuela as a highly inflationary economy for accounting purposes. The second event, effective January 11, 2010, was the Venezuelan government’s devaluation of its currency and move to a two-tier exchange rate structure.

Following guidance provided by the staff of the Securities and Exchange Commission (“SEC”) on March 18, 2010, the Company will change its accounting, effective January 1, 2010, related to the conversion of Venezuela to highly inflationary status, as more fully described below.

In accordance with accounting guidance issued by the American Institute of Certified Public Accountants International Practices Task Force, when a subsidiary in Venezuela purchases U.S. dollar denominated cash at the parallel market exchange rate, the Venezuelan subsidiary should remeasure the cash at the parallel market exchange rate before translating the cash into U.S. dollars at the official rate, which is the rate that is expected to be available for dividend remittances. Since the remeasurement and translation occur at different exchange rates, a difference arises between the actual U.S. dollar denominated cash balance and the “as translated” balance. This difference represents the premium paid to acquire the U.S. dollar-denominated cash at the parallel exchange rate. At December 31, 2009, this difference was recorded in Prepaid expenses and other as disclosed in Note 17 to the Company’s Consolidated Financial Statements. A similar result occurs for liabilities to be settled at the parallel market exchange rate partially offsetting the premium mentioned above.

As a result of Venezuela having been designated as highly inflationary effective January 1, 2010, the functional currency of the Company’s subsidiary in Venezuela changed from the Venezuelan bolivar to the U.S. dollar. Prior to the SEC staff’s guidance, with the concurrence of its auditors, the Company recorded a one-time after-tax charge of approximately $10 million in its balance sheet as of January 1, 2010 as a Cumulative translation adjustment in Other comprehensive income (loss) relating to those assets and liabilities that had been remeasured at the parallel market rate and then translated for financial reporting purposes at the official rate.

On March 10, 2010, the Financial Accounting Standards Board asked its Emerging Issues Task Force (the “EITF”) to consider the application of the guidance in Accounting Standards Codification Topic 830: Foreign Currency Issues when, as in Venezuela, multiple exchange rates are present. On March 18, 2010, at an open meeting of the EITF, the SEC staff provided interim guidance, pending the EITF’s completion of its deliberations, in response to inquiries it had received regarding certain foreign currency issues relating to Venezuela. In its guidance, the SEC staff indicated that as part of the conversion to highly inflationary status in Venezuela, any differences that had previously arisen from the remeasurement of U.S. dollar-denominated assets and liabilities at the parallel rate and their subsequent translation for financial reporting purposes at the official rate should be recognized in the income statement.

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In accordance with this guidance, the charge referred to above that was originally expected to be recorded in the Company’s balance sheet as of January 1, 2010 as a Cumulative translation adjustment in Other comprehensive income (loss), will now be recorded as a one-time after tax charge of approximately $10 million against earnings in the Company’s Consolidated Financial Statements for the quarter ending March 31, 2010.

As a result of the new guidance discussed above, the Company is now updating its disclosure of the impact of the change in the official rate to 4.30 that was previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2009 under Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Company now anticipates it will record a one-time, after-tax loss of approximately $60 million (or approximately $0.14 per diluted share), as compared to the $50 million previously disclosed, in the first quarter of 2010, primarily reflecting the write-down of monetary assets and deferred tax benefits, and the write-off of the premium associated with assets and liabilities that had been remeasured at the parallel market rate.

Additionally, as previously disclosed, certain nonmonetary assets are carried at historic dollar cost subsequent to the devaluation. Therefore, these costs will impact the income statement during 2010 as they will not be devalued based on the new exchange rates, but will be expensed at the historic dollar value. As a result of using the historic dollar cost basis of nonmonetary assets acquired prior to the devaluation, such as inventory, 2010 operating profit and net income after-tax will additionally be negatively impacted by approximately $85 million (or approximately $0.19 per diluted share), primarily during the first half of the year, for the difference between the historical cost at the previous official exchange rate of 2.15 and the new official exchange rate of 4.30. In addition, revenue and operating profit for Avon’s Venezuela operations will be negatively impacted when translated into dollars at the new official exchange rate. This would be partially offset by the favorable impact of any operating performance improvements. Results for periods prior to 2010 will not be impacted by the change in accounting treatment of Venezuela as a highly inflationary economy or by the change in the official rate in January of 2010.

The Company anticipates that its net income will be negatively impacted from the abovementioned items by approximately $145 million, or approximately $0.33 per diluted share, predominantly during the first half of 2010 with a larger portion of the total impact expected to be recorded during the first quarter of 2010.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this current report on Form 8-K that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,”

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“anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Please see the Company’s filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Cautionary Statement for Purposes of the ‘Safe Harbor’ Statement under the Private Securities Litigation Reform Act of 1995” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009) for additional information about the factors that could cause such differences. We undertake no obligation to update any such forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Charles W. Cramb
Charles W. Cramb
Vice Chairman, Chief Finance and Strategy Officer

Date: March 24, 2010

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